                                   Exhibit A
                              Standstill Agreement

                    STOCK PURCHASE AND STANDSTILL AGREEMENT


     This STOCK PURCHASE AND STANDSTILL AGREEMENT, dated as of November 3, 2000 (this "Agreement"), is made and entered into by and among READING ENTERTAINMENT, INC., a Nevada corporation ("Reading"), FA, INC., a Nevada corporation and a wholly owned subsidiary of Reading ("FA"), CITADEL HOLDING CORPORATION, a Nevada corporation ("Citadel"), and CRAIG CORPORATION, a Nevada corporation ("Craig" and, collectively with Reading, FA and Citadel, the "Stockholders"), on the one hand, and NATIONAL AUTO CREDIT, INC., a Delaware corporation ("NAC" or the "Company"), on the other hand.

     WHEREAS, certain disputes and differences have arisen between the Company and Sam J. Frankino, a former executive officer and current director and stockholder of the Company ("Frankino"), and certain of his affiliates (collectively, the "Frankino Parties"), which disputes have resulted in litigation styled National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984, both pending in the Court of Chancery of the State of Delaware (collectively referred to herein as the "Actions"); and

     WHEREAS, the Frankino Parties and the Company wish to enter into a settlement agreement in the form attached as Attachment A to this Agreement (the
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"Settlement Agreement") pursuant to which, among other things, (i) all disputes between the Company and the Frankino Parties, including the Actions, will be settled without the admission of fault by any of them and (ii) the Company will repurchase all of the shares of common stock, par value $.05 per share, of the Company ("Company Common Stock") beneficially owned by the Frankino Parties; and

     WHEREAS, the Stockholders own an aggregate of 10,055,000 shares of Company Common Stock (the "Common Shares") and 100 shares of Series A Convertible Preferred Stock, par value $.05 per share, of the Company (the "Preferred Shares" and, together with the Common Shares, the "Shares") and, absent the repurchase by the Company of certain of the Shares, as contemplated hereby, the consummation of the transactions contemplated by the Settlement Agreement would have the effect of vesting ownership of shares representing a majority of the voting power of the Company in the Stockholders; and

     WHEREAS, the Stockholders support the execution of the Settlement Agreement by the Company and the consummation by the Company of the transactions contemplated thereby and desire to assist the Company in its efforts to resolve the disputes between it and the Frankino Parties, including the Actions; and

     WHEREAS, in furtherance of the foregoing, the Company desires to acquire from FA and FA is willing to sell to the Company Five Million Two Hundred Seventy-Seven Thousand Eight Hundred Seventy-Nine (5,277,879) of the Common Shares and all 100 of the Preferred Shares (collectively, the "Subject Shares"), upon the terms and subject to the conditions hereinafter set forth, such that at the time of the purchase of the Subject Shares, and after giving effect to the transactions contemplated by the Settlement Agreement, the Stockholders shall own an aggregate of 33% of the issued and outstanding shares of Company Common Stock, on a fully diluted basis (based on the number of shares of Company Common Stock issued and outstanding on the date hereof, assuming the prior exercise, conversion or exchange, as the case may be, of any options, warrants, rights to acquire and securities convertible into or exchangeable for such Company Common Stock issued and outstanding on the date hereof, and after taking into account the repurchase by the Company of the Common Shares owned by the Frankino Parties, which repurchase is occurring simultaneously with the execution and delivery of this Agreement); and

     WHEREAS, the Stockholders are willing to agree to certain restrictions regarding the shares of the Company Common Stock they will continue to own following the consummation of the transactions contemplated hereby.

     NOW THEREFORE, in consideration of the above premises and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders and the Company hereby agree as follows:

     1.   Repurchase of Subject Shares.
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          (a) Upon the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), which Closing is taking place contemporaneously with the execution and delivery of the Agreement by the parties hereto, FA shall sell, transfer and convey to the Company, and the Company shall acquire from FA, the Subject Shares at a purchase price equal to the sum of (a) Seven Million Nine Hundred Sixteen Thousand Nine Hundred Sixty-Eight Dollars and Fifty Cents ($7,916,968.50) ($1.50 per Subject Share) and (b) an interest factor accruing from April 5, 2000 to the date of the Closing at the simple annual rate of 12% (collectively, the "Purchase Price").

          (b) At the Closing (A) the Company shall deliver to FA (i) the Purchase Price, in immediately available United States Dollars, by wire transfer to a bank account designated by FA, and (ii) an irrevocable instruction to its transfer agent to issue a certificate representing 1,484,368 Common Shares, representing the Common Shares in excess of the Subject Shares represented by the Certificate (defined hereinbelow), duly executed by the Company in contemplation of delivery of the same to FA at Closing hereunder (the "Excess Shares"); and (B) FA shall deliver to the Company (i) a certificate (the "Certificate") representing 6,762,247 Common Shares, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form reasonably satisfactory to the Company for transfer on the books of the Company and (ii) such other instruments and documents as may be reasonably requested by
the Company to evidence its purchase of the Subject Shares.    At the Closing,
subject to the delivery of the Purchase Price in accordance with this Paragraph, FA shall simultaneously sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from FA, good and valid title to the Subject Shares, free and clear of all liens, claims, charges or other encumbrances (collectively, "Liens").

     2.   Representations and Warranties of the Company.
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          The Company hereby represents and warrants to the Stockholders as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement, and to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of each of the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the terms hereof will not, conflict with, or result in any violation of or default under (i) any provision of the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws or any other similar organizational documents of the Company,
(ii) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law"), applicable to the Company or the property or assets of the Company or (iii) any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation ("Contracts") to which the Company is party or by which the Company or any of the Company's assets may be bound. No consent, approval, order or authorization of, notice to, or registration, declaration or filing with ("Governmental Approval") any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

          (d) Set forth on Attachment B are true, correct and complete schedules
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setting forth the following:

                 (i) The total number of shares of Company Common Stock
              currently issued and outstanding;

                 (ii) The total number of shares of Company Common Stock being simultaneously repurchased from the Frankino Parties;

                 (iii) The total number of shares of Company Common Stock
              subject to issuance upon the exercise of currently outstanding stock options, calculated without reference to whether or not such options are currently vested or exercisable;

                 (iv) The total number of shares of Company Common Stock subject to issuance upon the exercise of conversion or exchange rights under securities convertible into or exchangeable for Company Common Stock or the exercise of any other rights to acquire Company Common

              Stock, calculated without reference to whether or not such conversion, exchange or other rights are currently vested or exercisable;

                 (v) All outstanding equity securities of the Company, other than Company Common Stock; and

                 (vi) All outstanding commitments to issue, grant or otherwise transfer to any person any equity securities of the Company or any of its subsidiaries, or any other securities convertible into or exchangeable for or any other right to acquire equity securities of the Company or any of its subsidiaries, calculated without reference to whether such conversion, exchange or other rights are currently vested or exercisable.

          (e) The Settlement Agreement, attached hereto as Attachment A, is a
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true, correct and complete copy of the settlement agreement with Frankino encompassing and including all agreements between the Company, its officers, directors, affiliates and associates, on the one hand, and Frankino, his affiliates, associates, relatives and related parties, on the other hand, and is being simultaneously entered into by the parties thereto.

          (f) Immediately following the Closing, the Board of Directors of the Company will be comprised of the individuals set forth an Attachment C, all of
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whom have agreed to continue as directors of the Company for the remainders of their respective terms, as such terms are likewise set forth on Attachment C.
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          (g) Attached hereto as Attachment D is a true and correct copy of the
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Amended and Restated By-Laws of the Company, as presently in force.

          (h) Attached hereto as Attachment E is a schedule of all Affiliate
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Agreements (as such term is defined in Paragraph 9, below) to which the Company is a party as of the date hereof, together with a summary of the principal business terms of each such Affiliate Agreement.

     3.   Representations and Warranties of the Stockholders.
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          The Stockholders represent and warrant to the Company as set forth below. The representations and warranties set forth in clauses (a) through (c) are made on an individual basis, and each Stockholder makes the representations and warranties set forth therein only with respect to itself. The representations set forth in clause (d) below are made by the Stockholders on a joint and several basis.

          (a) Each of the Stockholders is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by each of the Stockholders of this Agreement, and the consummation by each of the Stockholders of the transactions contemplated hereby, have been authorized by all necessary action, corporate or otherwise.

This Agreement has been duly executed and delivered by each of the Stockholders, and, assuming that this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each such Stockholder, enforceable against each such Stockholder in accordance with its terms.

          (c) The execution and delivery by each Stockholder of this Agreement do not, and the consummation by each Stockholder of the transactions contemplated hereby and compliance by each Stockholder with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the certificate of incorporation, by-laws or any other similar organizational documents of such Stockholder, (ii) any Order, or Applicable Law, applicable to any of the Stockholders or the property or assets of any such Stockholder or (iii) any Contracts to which any Stockholder is a party or by which any Stockholder or any Stockholder's assets may be bound. No Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to any Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby.

          (d) The Stockholders own an aggregate of 10,055,000 shares of Company Common Stock and 100 shares of Series A Convertible Preferred Stock, par value $.05 per share, of the Company ( "Company Preferred Stock"), in each case, including the Subject Shares, and have good and valid title to such Shares, free and clear of all Liens, and such Shares are the only securities of the Company that the Stockholders or any of their Affiliates (as defined below) own beneficially or of record as of the date hereof. As used herein, the term "Affiliate" shall mean (i) any entity in which any one or more of the Stockholders owns, directly or indirectly, a greater than 15% beneficial interest, (ii) any partnership in which any of the Stockholders is a general partner or managing member and (iii) any entity in which James J. Cotter ("Cotter") or any of his children owns, directly or indirectly, a greater than 10% beneficial interest (other than through their ownership interest in any of the Stockholders) or in which Cotter or any of his children serves as an officer, director, general partner or managing member. Notwithstanding the foregoing, no entity shall be deemed to be an Affiliate for purposes of this Agreement if, and to the extent that, such entity acquires, or continues to hold, shares of Company Common Stock or other equity securities of the Company
(i) over the opposition of any of the Stockholders or Cotter, which opposition shall be expressed in writing with a copy delivered to the Company in accordance with the notice provisions set forth in Paragraph 11 hereof, and (ii) with the intention or for the purpose of causing a breach of the obligations of any of the Stockholders to the Company pursuant to this Agreement. The term "Affiliate" shall not include the Company or any of its subsidiaries or Gish Biomedical, Inc. ("Gish"), so long as, in the case of Gish, the combined ownership, direct or indirect, of the Stockholders in such company represents less than 20% of the voting power of such company. To the best knowledge and belief of each of the Stockholders, Gish does not beneficially own any of the Company's equity securities.

     4.  Standstill Agreement.
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          (a) Each of the Stockholders hereby covenants and agrees that, from and after the date hereof and at all times through and including August 31, 2003, unless this Agreement shall be earlier terminated in accordance with the provisions of Paragraph 10 hereof, they, and each of them, will not, nor will they permit their respective Affiliates to, directly or indirectly, in any manner acquire, or agree to acquire, any beneficial interest in any equity securities of the Company, to the extent that the acquisition of such equity securities would increase the beneficial ownership of the Stockholders and their Affiliates to more than 33% of the aggregate voting power of the Company's equity securities then outstanding, calculated on a fully diluted basis.

          (b) Each of the Stockholders hereby covenants and agrees that, from and after the date hereof and at all times through and including August 31, 2003, unless this Agreement shall be earlier terminated in accordance with the provisions of Paragraph 10 hereof, they, and each of them, will not, nor will they permit their respective Affiliates, to make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) to vote any voting securities of the Company ("Company Voting Stock") in connection with the election of the directors of the Company (other than proxies to vote Company securities beneficially owned by any one or more of the Stockholders and/or their respective Affiliates, which proxies shall be voted in accordance with Paragraph 6, hereof), or otherwise seek to alter the composition of the Company's Board of Directors.

          (c) Each of the Stockholders hereby covenants and agrees that, from and after the date hereof and at all times through and including August 31, 2001, unless this Agreement shall be earlier terminated in accordance with the provisions of Paragraph 10 hereof, they, and each of them, will not, nor will they permit their Affiliates to make or in any way participate in any way in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) to vote Company Voting Stock, with respect to any matter, other than the election of directors of the Company, which is governed by Paragraph 4(b) hereof (a "Non-Election Issue"), which may be submitted to a vote of the stockholders of the Company, other than proxies to vote Company Voting Stock beneficially owned by any one or more of the Stockholders and/or their respective Affiliates with respect to any such Non-Election Issue.

          (d) Notwithstanding anything to the contrary contained in Paragraphs 4(a) through 4(c) hereof, nothing contained in this Agreement shall be construed to prevent any of the Stockholders or any of their respective Affiliates from:
(i) making a tender offer for all of the outstanding Company Common Stock so long as such tender offer is made on an any and all basis; or (ii) communicating with any other holder or holders of the Company's outstanding securities, including, without limitation, the expression of the opinion of the Stockholders with respect to any third-party solicitation of proxies, provided that such Stockholder does not (A) provide to any security holder of the Company a form of proxy or other authorization permitting the Stockholder (or its designee) to vote any equity security of the Company on such security holder's behalf or (B) accept from any security holder of the Company a proxy or other authorization permitting the Stockholder (or its designee) to vote any equity security of the Company on such security holder's behalf, provided that clauses
(A) and (B), above, shall not be deemed to prevent the solicitation of proxies to vote Company securities beneficially owned by such Stockholders, as contemplated by Paragraphs 4(b) and 4(c) above.

     5.   Restrictions on Sales of Shares
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          (a) From and after the date hereof and at all times prior to the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, no Stockholder shall, directly or indirectly, sell, pledge, assign, dispose of or otherwise transfer (other than in connection with a pledge to secure indebtedness owed to any one or more institutional lender(s)) (collectively, "Transfer") any of the shares owned by such Stockholder, and no Stockholder shall permit any Affiliate of such Stockholder to Transfer any of the shares owned by such Affiliate, in each case, other than to a Permitted Transferee (as defined below).

          (b) As used in this Agreement, the term "Permitted Transferee" means:
(i) the Company and its affiliates (as used in this Agreement, the term "affiliates" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) any Affiliate of any Stockholder who agrees in writing to be bound by the provisions of Paragraph 4 hereof; (iii) any Transferee who is a party to any tender offer, merger, reorganization or transfer of all or substantially all of the assets of the Company approved by the Board of Directors of the Company; (iv) any Transferee that agrees in writing to be bound by the provisions of Paragraph 4 hereof; (v) any Transferee who, after giving effect to the proposed Transfer, will own, directly or indirectly, beneficially or of record, not more than 15% of the issued and outstanding Company Voting Stock (including, for purposes of this calculation, any shares of Company Voting Stock held by affiliates of such Transferee);
(vi) any person or entity to whom a Stockholder Transfers Shares in reliance on the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (other than the provisions of Rule 144(k) thereunder or any successor provision thereto), and in compliance with the restrictions on volume, manner of sale and any other applicable restrictions imposed thereby; (vii) any Transferee who acquires Shares pursuant to a tender offer for the securities of the Company or (viii) any successor by merger of any Stockholder or (ix) any Transferee who acquires shares pursuant to the exercise of FA's piggyback registration rights or in a registered secondary offering of Shares, provided that such shares are offered for sale in an underwritten public offering or otherwise sold in a broadly distributed public offering. Notwithstanding anything to the contrary contained herein, a Permitted Transferee that agrees to be bound by the provisions of Paragraph 4 hereof shall not be entitled to any other rights or benefits under this Agreement; provided that such limitations will not apply to the transfer under clause (viii) above.

          (c) In the case of any Transfer to a Permitted Transferee under clauses (ii) or (iv) of Paragraph 5(b) above, or, to the extent that the sale involves a sale of greater than 10% of issued and outstanding Company Voting Stock, under clause (v) of Paragraph 5(b) above, the Transferring Stockholder shall deliver to the Company (A) at least seven (7) Business Days prior to such Transfer, a written notice stating its intention to Transfer the Shares to be Transferred, the name of the Transferee, whether such Transferee is an Affiliate, the number of Shares to be Transferred, and the price and other material terms and conditions of the Transfer, and (B) in the case of any Transfer to a Permitted Transferee under clauses (ii), (iv) or (viii) of Paragraph 5(b) above, on or prior to the effective date of such Transfer and in a form reasonably acceptable to the Company in consultation with its legal counsel, the Transferee's written acknowledgment of and agreement to be bound by the provisions of Paragraph 4 hereof. In the case of a Transfer to a Permitted Transferee made solely under the authority of clause (v) of Paragraph 5(b) above and involving a sale of greater than 10% of the Company's issued and outstanding Voting Stock, the Company will have the right, upon notice to the Stockholders, to terminate the obligations imposed upon the Company pursuant to Paragraph 8(a) hereof.

          (d)  At, or promptly following the Closing,

               (i) Each certificate representing the Shares, other than the Subject Shares, shall be stamped or otherwise imprinted with the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK PURCHASE AND STANDSTILL AGREEMENT, DATED AS OF NOVEMBER __, 2000, BY AND AMONG READING ENTERTAINMENT, INC., FA, INC., CITADEL HOLDING CORPORATION, CRAIG CORPORATION AND NATIONAL AUTO CREDIT, INC. (THE "COMPANY") AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED BY THE TERMS THEREOF.

               (ii) Each certificate representing Shares that were acquired from the Company by FA on April 5, 2000, shall be stamped or otherwise imprinted with the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, DISPOSED OF OR OTHERWISE TRANSFERRED ("TRANSFERRED"), AND THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES, EXCEPT (A) PURSUANT TO RULE 144 UNDER THE ACT OR (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

     With respect to Shares (A) that are Transferred to a Permitted Transferee pursuant to clauses (iii), (v) or (vii) of Paragraph 5(b) hereof, and (B) as to which the Transfer restrictions imposed by this Agreement have as a result of such Transfer terminated, upon request of the Transferring Stockholder, the Company shall cause to be issued certificates representing such Shares without the restrictive legend set forth above in clause (i) stamped or otherwise imprinted thereon. With respect to any Shares (X) that are Transferred to a Permitted Transferee pursuant to clauses (vi) or (ix) of Paragraph 5(b) hereof, and (Y) as to which all Transfer restrictions have terminated (including any Transfer restrictions imposed by this Agreement and any Transfer restrictions imposed by federal or state securities laws), upon request of the Transferring Stockholder, the Company shall cause to be issued certificates representing such Shares without any portion of the restrictive legends set forth above in clauses
(i) and (ii) stamped or otherwise imprinted thereon.   Upon the termination of
this Agreement, the Company, upon the request of any holder of Shares, shall cause to be issued certificates representing such Shares without the legend set forth above in clause (i) stamped or otherwise imprinted thereon.

     6.   Voting Agreement.
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          In connection with each election of directors of the Company occurring after the date hereof and prior to the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, whether at an annual or special meeting of the Company's stockholders or otherwise, each Stockholder shall vote, or shall cause to be voted, all shares of the Company's outstanding equity securities as to which such Stockholder exercises voting control in the same manner and in the same proportion as the shares held by all stockholders of the Company other than the Stockholders are voted in connection with such election. Notwithstanding the foregoing, each Stockholder shall be free to cast all of the votes which such Stockholder is entitled to cast in favor of the election of the Stockholder Nominees.

     7.   Board Representation.
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          (a) Upon written notice from the Stockholders designating their nominees, the Company shall promptly cause two (2) designees of the Stockholders (including any successors to such designees, the "Stockholder Nominees") to be appointed to the Company's Board of Directors. So long as the nominees specified in such notice are directors and/or executive officers of any one or more of the Stockholders, such nominees shall be appointed to the Board of Directors of the Company before any other action is taken by the Board of Directors of the Company (other than ministerial actions such as the calling of a meeting of the Board of Directors of the Company to take action upon such nominees). The Stockholder Nominees shall initially be James J. Cotter and Scott A. Braly and shall be appointed to fill vacancies on the Company's Board of Directors created by the resignation therefrom, as contemplated by the Settlement Agreement, of Frankino and/or certain other individuals appointed by or affiliated with Frankino having terms of office expiring at the 2002 annual meetings of the Company's stockholders. Until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Company shall cause the Stockholder Nominees to be included in the slate of nominees nominated by the Company's Board of Directors for election as directors of the Company with respect to each annual or special meeting of the Company's stockholders held for the purpose of electing directors of the Company (or with respect to any election of directors of the Company to be effectuated through action by written consent), and shall solicit proxies from the holders of the outstanding Company Voting Stock in favor of the election of the Stockholder Nominees on the same basis and to the same extent that proxies are solicited in favor of the election of all other nominees for director of the Company nominated by the Board of Directors of the Company. Any vacancy on the Company's Board of Directors created by the resignation or removal of a Stockholder Nominee shall be filled by the appointment of another Stockholder Nominee. The Stockholders will cause each Stockholder Nominee to deliver to the Company along with such Stockholder Nominee's notice of nomination a completed directors and officers questionnaire in the form then in use by the Company.

          (b) The Stockholders acknowledge and agree that the Stockholder Nominees will be required to recuse themselves from any deliberations of the Company's Board of Directors regarding whether or not the Company should or will amend or terminate this Agreement and the Stockholder Nominees shall not vote on any resolution or other proposed action of the Company's Board of Directors regarding such amendment or termination.

          (c) Until such time as the Stockholder Nominees have been appointed to the Company's Board of Directors, or in the event that thereafter any Stockholder Nominee for any reason is not able to attend any meeting of the Board of Directors or any committee of the Board of Directors on which such Stockholder Nominee serves, the Stockholders shall be entitled to send an observer to such meeting in the stead of such absent Stockholder Nominee; provided that any such observer shall not be entitled to vote on any matter before the Company's Board of Directors, and the presence or absence of such observer shall not be considered for purposes of determining the existence of a quorum. The costs and expenses of the attendance of such observer at any such meeting will be treated the same as if such cost or expense had been incurred by a director of the Company.

          (d) The Company shall give to the Stockholder Nominees (and prior to the appointment of such Stockholder Nominees, to the Stockholders) not less than three (3) full business days notice of any meeting of the Board of Directors of the Company or any meeting of any committee of the Board of Directors of the Company upon which any Stockholder Nominee serves. In other words, and by way of example, notice of any meeting to be held on a Friday must be received by not later than the close of business on the preceding Monday, assuming that there are no legal holidays during such period. This notice must be accompanied by an agenda for the meeting, and copies of any and all materials provided to any one or more of the other directors of the Company with respect to that meeting. In the event that materials are distributed to any one or more directors of the Company following the giving of such notice, copies of such materials will be provided to the Stockholder Nominees (and prior to the appointment of such Stockholder Nominees, to the Stockholders) on the same day as they are provided to such directors. The purpose of this provision is to ensure that the Stockholder Nominees (or prior to the appointment of such Stockholder Nominees, the Stockholders) are provided the same access to information as any other director of the Company.

     8.   Company Covenants.
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          (a) At all times from and after the date hereof until the earliest to occur of (i) the preparation, adoption and public disclosure by the Board of Directors of the Company of a five-year business plan for the Company and its subsidiaries on a consolidated basis (the Company and its subsidiaries being collectively referred to herein on a consolidated basis as "NAC") and (ii) the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Company shall not, directly or indirectly through one or more affiliates (A) acquire any assets, in any transaction or in any series of related transactions, by merging or consolidating or otherwise combining with any one or more corporations, partnerships or/or other entities, or by purchase (whether for cash, debt and/or securities) in a transaction which would be material to NAC or (B) issue, in any transaction or in any series of related transactions, a material amount of the securities of NAC.

          (b) At all times from and after the date hereof until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Company, consistent with the stockholder approval policy of The Nasdaq Stock Market, as set forth in Section 4310(G) of the National Association of Securities Dealers, Inc. Manual or any successor provision thereto, shall obtain the approval of its stockholders for any plan or arrangement: (i) in connection with the acquisition of the stock or assets of another company (A) if any director, officer or substantial stockholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present
or potential issuance of   Company Voting Stock, or securities convertible into
or exercisable or exchangeable for Company Voting Stock, could result in an increase in outstanding shares of Company Voting Stock or voting power of 5% or more; or (B) where, due to the present or potential issuance of Company Voting Stock, or securities convertible into or exercisable or exchangeable for Company Voting Stock, other than pursuant to a public offering for cash, (1) the Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) to be issued has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Company Voting Stock or such securities convertible into or exercisable or exchangeable for Company Voting Stock; or (2) the number of shares of Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) to be issued is or will be equal to or in excess of 20% of the number of shares of Company Voting Stock outstanding before the issuance of the stock or securities; (ii) in connection with a transaction other than a public offering involving (A) the sale or issuance by the Company of Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) at a price less than the greater of book or market value, which sale or issuance, together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the Company Voting Stock or 20% or more of the voting power outstanding before the issuance; or (B) the sale or issuance by the Company of Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) equal to 20% or more of the Company Voting Stock or 20% or more of the voting power outstanding before the issuance; or (iii) pursuant to which any person shall acquire more than 33% of the Company's total assets (calculated on a consolidated basis in accordance with United States generally accepted accounting principles, consistently applied). Notwithstanding the foregoing, the Company and the Stockholders shall amend this Paragraph 8(b) if, and to the extent that, any such amendment is necessary to attain compliance with the listing criteria of any recognized securities exchange or automated inter-dealer quotation system upon which listing of the Company's securities is sought or obtained. The Company represents that it is not currently aware of any such listing criteria which would require such amendment.

          (c) The Company shall give prompt notice to the Stockholders of any proposed changes to the Settlement Agreement.

     9.   Related Party Transactions.
          --------------------------

          From and after the date hereof, until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Board of Directors of the Company shall periodically conduct a review of all Related Party Transactions, defined below and shall utilize the Audit Committee or a comparable committee of the Company's Board of Directors, in either event, consisting entirely of disinterested directors, for review of potential conflict of interest situations. Moreover, until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, NAC shall not make any payments, loans, advances or other distributions to, or enter into any transaction, agreement or arrangement (each, a "Related Party Transaction") with, any of its affiliates, officers, directors or stockholders or any associates or family members of any of the foregoing (collectively, the "Company Affiliates"), or make any changes in or modify any agreements, Contracts, arrangements, payables, obligations or understandings between NAC and any such Company Affiliate (the "Affiliate Agreements"), other than in the ordinary course of business consistent with past practice or as required by the Affiliate Agreements, unless such Related Party Transaction or Affiliate Agreement amendment shall have previously been approved by the Company's Board of Directors (including by a majority of the disinterested directors) or by a committee of the Company's Board of Directors consisting solely of disinterested directors.

     10.  Termination.
          -----------

          (a) This Agreement may be terminated at any time:

               (i) by mutual written agreement of the Company and the Stockholders;

               (ii) by either the Company or the Stockholders, effective upon notice to the other party or parties of such termination, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

               (iii) by either the Company or the Stockholders, effective upon notice to the other party or parties of such termination, if a proposal to sooner terminate the Agreement is approved by either (A) the holders of a majority of the combined voting power of the Company's outstanding capital stock entitled to vote thereon (calculated without reference to any equity securities of the Company held by the Stockholders or their respective Affiliates) or (B) a majority of the independent Directors of the Company (provided that, in the case of a termination under clause (B) above, the provisions of Paragraphs 8 and 9 hereof will survive any such termination until immediately following the next annual meeting of the Company's stockholders occurring not less than 120 days following receipt of notice of such termination);

               (iv) by either the Company or the Stockholders, effective upon notice to the other party or parties of such termination, in the event that any person or entity not affiliated with, or acting at the request or direction of, the Company or any of the Stockholders, directly or indirectly, shall in any manner acquire, agree to acquire or initiate a fully financed and unconditional (other than usual and customary conditions to closing) tender offer or exchange offer seeking to acquire, directly or indirectly, a beneficial interest in securities of the Company representing in excess of 15% of the then issued and outstanding Company Voting Stock;

               (v) by either the Company or the Stockholders, effective upon notice to the other party or parties of such termination, in the event that the Board of

          Directors of the Company shall propose any Change in Control Transaction (as defined below); provided that in the case of a termination under this Paragraph 10(a)(v), the provisions of Paragraphs 6, 8(b) and 9 will survive any such termination until immediately following the next annual meeting of the Company's stockholders occurring not less than 120 days following receipt of notice of such termination. As used in this Agreement, the term "Change in Control Transaction" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or all or substantially all of the assets of the Company; (ii) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of shares of capital stock of the Company such that any person or group (other than the holders generally of the Company's capital stock immediately prior to such transaction or series of transactions) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding Company Voting Stock ; or (iii) any merger, consolidation, recapitalization, acquisition or similar transaction (other than any such transaction involving only the Company and/or one or more wholly owned subsidiaries of the Company) in which the outstanding Company Voting Stock is converted into or exchanged for cash, securities or other property, such that immediately after such transaction any person or group (other than the holders generally of such capital stock immediately prior to such transaction or series of transactions) shall become the owner, directly or indirectly , beneficially or of record, of shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding Company Voting Stock; or

               (vi) by the Stockholders, effective upon notice to the Company of such termination, in the event that any Stockholder Nominee, in favor of whose election to the Company's Board of Directors each of the Stockholders has voted its Shares, is (A) not elected to the Company's Board of Directors as a result of any action or inaction by the Company or (B) removed from the Company's Board of Directors and not replaced by another Stockholder Nominee; provided, however, that the
                                                   --------  -------
          resignation of a Stockholder Nominee or the refusal of a Stockholder Nominee to stand for election shall not result in a termination of this Agreement pursuant to this Paragraph 10(a)(vi) so long as any vacancy resulting from such resignation or refusal is filled by a Stockholder Nominee promptly following the receipt by the Company of written notification from the Stockholders as to the identity of such replacement Stockholder Nominee and a completed directors and officers questionnaire in the form used by the Company in connection with its most recent annual meeting of stockholders.

          (b) This Agreement shall terminate automatically, and without any action on the part of any party hereto:

               (i) in the event that the Stockholders collectively own, directly or indirectly, beneficially or of record, together with all Affiliates of such Stockholders, Shares representing, in the aggregate, less than 10% or 90% or more of the Company's then issued and outstanding Company Voting Stock; or

               (ii)  on August 31, 2003.

     11.  Notices.
          -------

          All notices and other communications hereunder shall be in writing and shall be deemed given on the day when delivered personally or by facsimile transmission (with confirmation), on the next Business Day when delivered to a nationally recognized overnight courier or five (5) Business Days after deposited as registered or certified mail (return receipt requested), in each case, postage prepaid, addressed to the recipient party at its address set forth below (or at such other address or facsimile number for a party as shall be specified by like notice; provided, however, that any notice of a change of address or facsimile number shall be effective only upon receipt thereof):

          (a)  If to the Company, to:

               National Auto Credit, Inc.
               30000 Aurora Road
               Solon, Ohio 44139
               Attention:  David L. Huber, Chief Executive Officer
               Facsimile:  (440) 349-3141

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036
               Attention:  Jonathan J. Lerner, Esquire
               Facsimile:  (212) 735-2000

               and

               De Martino Finkelstein Rosen & Virga
               1818 N. Street, N.W., Suite 400
               Washington, D.C. 20036
               Attention:  Ralph V. DeMartino, Esq.
               Facsimile:  (202) 659-1290

          (b)  if to the Stockholders, to:

               In the case of Reading Entertainment, Inc., to:

               Reading Entertainment, Inc.
               550 S. Hope Street, Suite 1800
               Los Angeles, California 90071
               Attention:  S. Craig Tompkins, Vice Chairman
               Facsimile:  (213) 239-0548

               In the case of FA, Inc., to:

               c/o Reading Entertainment, Inc.
               550 S. Hope Street, Suite 1800
               Los Angeles California 90071
               Attention:  S. Craig Tompkins, Vice Chairman
               Facsimile:  (213) 239-0548

               In the case of Citadel Holding Corporation, to:

               c/o Reading Entertainment, Inc.
               550 S. Hope Street, Suite 1825
               Los Angeles, California  90071
               Attention:  S. Craig Tompkins, Vice Chairman
               Facsimile:  (213) 239-0549

               In the case of Craig Corporation, to:

               c/o Reading Entertainment, Inc.
               550 S. Hope Street, Suite 1825
               Los Angeles, California 90071
               Attention:  S. Craig Tompkins, President
               Facsimile:  (213) 239-0549

     12.  Miscellaneous.
          --------------

          (a) This Agreement may not be amended except pursuant to a writing signed by all parties hereto. Notwithstanding anything to the contrary contained herein, the Stockholders shall not be entitled to amend the provisions of Paragraph 4 hereof unless: (i) the holders of a majority of the combined voting power of the Company's outstanding capital stock entitled to vote thereon (calculated without reference to any equity securities of the Company held by the Stockholders or their respective Affiliates) shall approve a proposal submitted by the Board of Directors of the Company authorizing such amendment or
(ii) a majority of the independent members of the Company's Board of Directors shall approve a resolution authorizing such amendment.

          (b) Unless specifically provided herein, this Agreement is not intended to create, and shall not create, any rights in any person or entity that is not a party to this Agreement.

          (c) This Agreement has been prepared, and negotiations in connection with it have been carried on, by the efforts of each of the parties hereto, and this Agreement is to be construed fairly and in accordance with its plain meaning, and not strictly against any particular party, and no party hereto shall be deemed to be the draftsperson hereof.

          (d) This Agreement constitutes the entire understanding of the parties concerning its subject matter and may not be modified, altered, or discharged except by a writing signed by all of the parties. No representations or promises except those set forth herein have been made to induce any party to enter into this Agreement.

          (e) This Agreement shall be binding on each of the parties hereto and on their respective successors and assigns.

          (f) The representations and warranties set forth in Paragraphs 2 and 3 hereof shall survive indefinitely following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. Each party hereto agrees that any claim relating to this Agreement shall be brought solely in the State or Federal Court for such jurisdiction, and each party hereto consents to the jurisdiction of such Court for purposes hereof.

          (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (i) If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party hereto. In such event, the parties to this Agreement shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned parties have executed this Stock Purchase and Standstill Agreement as of the date first above written.

                         NATIONAL AUTO CREDIT, INC.


                         By:  /s/ David L. Huber
                              ----------------------------
                              Name:  David L. Huber
                                     ---------------------
                              Title:  President and CEO
                                      --------------------


                         READING ENTERTAINMENT, INC.


                         By:  /s/ S. Craig Tompkins
                              ----------------------------
                              Name:  S. Craig Tompkins
                                     ---------------------
                              Title:  Vice Chairman
                                      --------------------


                         FA, INC.


                         By:  /s/ S. Craig Tompkins
                              ----------------------------
                              Name:  S. Craig Tompkins
                                     ---------------------
                              Title:  Vice Chairman
                                      --------------------


                         CITADEL HOLDING CORPORATION


                         By:  /s/ S. Craig Tompkins
                              ----------------------------
                              Name:  S. Craig Tompkins
                                     ---------------------
                              Title:  Vice Chairman
                                      --------------------


                         CRAIG CORPORATION


                         By:  /s/ S. Craig Tompkins
                              ----------------------------
                              Name:  S. Craig Tompkins
                                     ---------------------
                              Title:  President
                                      --------------------

                                  ATTACHMENT A

                        SETTLEMENT AGREEMENT AND RELEASE
                    (INCLUDING AGREEMENT FOR SALE OF SHARES)

                        SETTLEMENT AGREEMENT AND RELEASE
                    (INCLUDING AGREEMENT FOR SALE OF SHARES)
                    ----------------------------------------

     This Agreement, effective November ____, 2000, is made and entered into among by and among Samuel J. Frankino, individually and as trustee and president of the Foundation (as defined below), trustee of the Trust (as defined below) and managing partner of the Partnership (as defined below) ("Frankino"), the Samuel J. Frankino and Connie M. Frankino Charitable Foundation (the "Foundation"), the Corrine L. Dodero Trust for the Arts and Sciences (the "Trust") and Frankino and Frankino Investment Company, a Nevada general partnership (the "Partnership" and, collectively with Frankino in all capacities listed above, the Foundation and the Trust, the "Frankino Parties" or "Sellers"), on the one hand, and National Auto Credit, Inc., a Delaware corporation (the "Company"), on the other hand.

     WHEREAS, the Frankino Parties own an aggregate of 15,743,012 shares (the "Shares") of common stock, par value $.05 per share, of the Company ("Company Common Stock"); and

     WHEREAS, certain disputes and differences have arisen between Frankino and the Company, which disputes have resulted in litigation styled National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984, both pending in the Court of Chancery of the State of Delaware (collectively referred to herein as the "Actions"); and

     WHEREAS, Frankino and the Company wish to settle all disputes between them without the admission of fault by any of them; and

     WHEREAS, the Frankino Parties and the Company wish to waive, as permitted by Paragraph 4 thereof, the restrictions imposed by the Order Maintaining Status Quo, dated as of April 13, 2000, entered in connection with the Actions (the "Status Quo Order") to the extent necessary to consummate the transactions contemplated hereby; and

     WHEREAS, the Company believes that the settlement and the other transactions provided for herein are fair to, and in the best interests of, the Company and its stockholders;

     NOW THEREFORE, in consideration of the above premises and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Frankino Parties and the Company hereby agrees as follows:

     1. Upon the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), which Closing is taking place contemporaneously with the execution and delivery of this Agreement by the parties hereto, Sellers shall sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from Sellers, good and valid title to all of the Shares, free and clear of all liens, claims, charges or other encumbrances (collectively, "Liens"). In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Shares, at the Closing, the Company shall pay and convey to Sellers a total of Thirty-Five Million Three Hundred Forty Thousand Dollars ($35,340,000), or $2.245 per Share, in
immediately available United States Dollars, by wire transfer to bank accounts designated by Sellers, as follows: (a) Frankino: Eighty-Seven Thousand Five Hundred Forty-Seven Dollars and Forty-One Cents ($87,547.41); (b) Foundation:
Twenty-Eight Million Five Hundred Sixty-Eight Thousand Four Hundred Nine Dollars and Forty-Five Cents ($28,568,409.45); (c) Trust: Four Million Four Hundred Eighty-Nine Thousand Six Hundred Eleven Dollars and Seven Cents ($4,489,611.07); and (d) Partnership: Two Million One Hundred Ninety-Four Thousand Four Hundred Thirty-Two Dollars and Seven Cents ($2,194,432.07).

     2. Upon the terms and subject to the conditions of this Agreement, at the closing of each of the transactions contemplated by this Paragraph 2 (the "Subsequent Closings"), which Subsequent Closings shall take place as soon as is reasonably practicable following the receipt by the Company of certificates representing the Additional Sellers' Shares (as defined below) held by each Additional Seller (as defined below), each of William Maund; Lorraine Dodero; William Dodero and Lorraine Dodero, as joint tenants; and Lorraine Dodero, as trustee of a grantor trust for the benefit of Corrine Dodero (collectively, the "Additional Sellers") shall sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from each such Additional Seller, good and valid title to all of the shares of Company Common Stock held by such Additional Seller, as set forth on Exhibit I attached hereto
                                                      -------
(the "Additional Sellers' Shares"), free and clear of all Liens. In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Additional Sellers' Shares, at the Subsequent Closings, the Company shall pay and convey to each Additional Seller a purchase price equal to the product of (a) One Dollar and Fifty Cents ($1.50) multiplied by (b) the number of Additional Sellers' Shares set forth opposite such Additional Seller's name on Exhibit I attached hereto, in immediately available United States
        -------
Dollars, payable to each such Additional Seller by bank cashier's check, certified check or wire transfer at the applicable Subsequent Closing.

     3. The Company shall reimburse to Frankino legal expenses in the amount of Two Million Eleven Thousand Six Hundred Dollars ($2,011,600.00), which shall be paid at the Closing by wire transfer of immediately available United States Dollars to a bank account designated by Frankino.

     4. The Company and Frankino agree to use their best, good faith efforts to consummate the settlement of the action captioned In Re: National Auto Credit, Inc. Securities Litigation, Case No. 1:98CV0264, which is currently pending in the United States District Court for the Northern District of Ohio.

     5. The Company makes the following representations with respect to the transactions set forth in Paragraphs 1 and 2 above:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement, and to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Sellers, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) Given that, pursuant to Paragraph 8 hereof, the parties hereto have waived the restrictions imposed by the Status Quo Order to the extent necessary to consummate the transactions contemplated hereby, the execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws or any other similar organizational documents of the Company,
(ii) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law"), applicable to the Company or the property or assets of the Company or (iii) any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation ("Contracts") to which the Company is a party or by which the Company or any of the Company's assets may be bound. Other than any consent, approval, order or authorization of, notice to, or registration, declaration or filing ("Governmental Approval") that may be required under the terms of the Status Quo Order, if any, no Governmental Approval of any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

     6. The Sellers, jointly and severally, make the following representations with respect to the transactions set forth in Paragraph 1 above and, on behalf of the Additional Sellers, the Sellers, jointly and severally, make the following representations with respect to the transactions set forth in Paragraph 2 above:

          (a) The Trust is a duly constituted charitable trust duly organized and validly existing under the laws of the State of Florida, the Foundation is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of Nevada, and each has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by the Sellers of this Agreement, and the consummation of the transactions contemplated hereby, have been authorized by all necessary action, corporate or otherwise. This Agreement has been duly executed and delivered by the Sellers, and, assuming that this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms.

          (c) Given that, pursuant to Paragraph 8 hereof, the parties hereto have waived the restrictions imposed by the Status Quo Order to the extent necessary to consummate the transactions contemplated hereby, the execution and delivery by Sellers of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the organizational documents of the Sellers that are not natural persons,
(ii) any Order, or Applicable Law, applicable to any of the Sellers or the property or assets of the Sellers or (iii) any Contracts to which any Seller is a party or by which any Seller or any Seller's assets may be bound. Other than any Governmental Approval that may be required under the terms of the Status Quo Order, if any, no Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to any Seller in connection with the execution and delivery of this Agreement or the consummation by any Seller of the transactions contemplated hereby.

          (d) The Sellers own an aggregate of Fifteen Million Seven Hundred Forty-Three Thousand Twelve (15,743,012) shares of Company Common Stock and have good and valid title to such Shares, free and clear of all Liens, and the Shares are the only securities of the Company that the Sellers or, except as set forth on Exhibit I attached hereto, any of their affiliates or associates own
   ---------
beneficially or of record as of the date hereof (as each such term is used under the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). The Additional Sellers own an aggregate of One Hundred Twenty Thousand Three Hundred Forty-Eight (120,348) shares of Company Common Stock and have good and valid title to such Additional Sellers' Shares, free and clear of all Liens, and the Additional Sellers' Shares are the only securities of the Company that the Additional Sellers own beneficially or of record as of the date hereof (as each such term is used under the regulations promulgated under the Exchange Act).

     7. The Frankino Parties agree that from and after the date hereof, they, and each of them, will not, nor will they permit their affiliates or cause or assist in any way their associates or other representatives to, directly or indirectly, alone or in concert or in conjunction with any other "Person" or "Group" (as such terms are used in Section 13(d)(3) of the Exchange Act) (a) in any manner acquire, agree to acquire or to make any proposal (or request permission to make any proposal) to acquire, directly or indirectly, any beneficial interest in any securities of, equity interest in or any property or assets (other than property or assets transferred in the ordinary course of the Company's business) of the Company or any of its subsidiaries, (b) except with the prior written consent of the Company, propose to the Company or any of its stockholders to enter into any merger or business combination involving the Company or any of its subsidiaries or to purchase a material portion of the assets of the Company or any of its subsidiaries, (c) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (d) form, join or in any way participate in a Group with respect to any voting securities of the Company or any of its subsidiaries, (e) seek, alone or in concert with others, to control, change or influence the management, Board of Directors or policies of the Company or its affiliates or propose any matter to be voted upon by the stockholders of the Company, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, (g) assist, advise or encourage any other Person in doing any of the foregoing, or (h) make any request or proposal to amend, waive or terminate any provisions of this Paragraph 7.

     8. By executing this Agreement, each of the parties hereto hereby waives, as permitted by Paragraph 4 thereof, the restrictions imposed by the Status Quo Order to the extent necessary to consummate the transactions contemplated hereby. Upon the exchange of fully executed copies of this Agreement, the Frankino Parties and the Company shall each, through their respective counsel,
(i) effect dismissals with prejudice of the Actions, which dismissals shall become effective upon the execution and filing of comparable dismissals from Reading Entertainment, Inc., a Nevada corporation ("Reading"), FA, Inc., a Nevada corporation and a wholly owned subsidiary of Reading ("FA"), and Slusser Associates, Inc., a Delaware corporation ("Slusser"), if such comparable dismissals are required to effect a full dismissal of the Actions, and (ii) jointly take such action as shall be necessary to vacate, dissolve or otherwise terminate the operation of the Status Quo Order. Each of the parties shall bear its own fees and expenses in connection with the Actions and the dismissal thereof pursuant to this Paragraph 8.

     9. The Frankino Parties, for themselves, their heirs, administrators, executors, representatives, beneficiaries and assigns, hereby release and discharge the Company, Reading, FA and Slusser, and each of their respective past, present and future officers, directors, stockholders, parent and/or subsidiary companies, affiliated entities, successors-in-interest, representatives, agents, employees, attorneys and assigns, and the individuals' heirs, administrators, executors, representatives, attorneys and assigns (collectively, the "NAC Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that each of them has against the members of the NAC Group, including, without limiting the generality of the foregoing, those related in any way to the Actions; provided,
                                                                      --------
that nothing contained herein shall be deemed to release (a) any member of the NAC Group from any of its obligations under this Agreement or the Exhibits hereto or (b) the Company from any challenge by Frankino related to amounts reported by the Company to the Internal Revenue Service as income attributable to Frankino. The Frankino Parties covenant and agree not to sue any member of the NAC Group with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.

     10. The Company, for itself and its affiliated entities, successors-in-interest, representatives, agents and assigns, and the individuals' heirs, administrators, executors, representatives, attorneys and assigns, hereby release and discharge the Frankino Parties, together with their heirs, administrators, executors, representatives, beneficiaries, attorneys and assigns (the "Frankino Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that each of them has against the members of the Frankino Group, including, without limiting the generality of the foregoing, those related in any way to the Actions; provided, that nothing contained herein shall release
                        --------
any member of the Frankino Group from any of its obligations under this Agreement or the Exhibits hereto. The Company covenants and agrees not to sue the Frankino Parties with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.

     11. (a) The Company shall cause each of the following individuals and entities to deliver to the Frankino Parties on the date hereof, a release on the terms set forth in Exhibit II attached hereto: David L. Huber, Donald Jasensky,
                   -------
James J. McNamara, Phillip A. Sauder, Henry Y.L. Toh, Peter Zackaroff, John A. Gleason, William S. Marshall, National Cinemas, Inc., Reading, FA and Slusser.

          (b) The Company shall [use its reasonable best effort to] cause Reading, FA and Slusser to execute and file dismissals with prejudice of the Actions, if such dismissals are necessary to effect a full dismissal of the Actions.

          (c) The Frankino Parties shall cause each of the following individuals to deliver to the Company on the date hereof an agreement on the terms set forth in Exhibit III hereto: Lorraine Dodero, William Dodero, William Maund and
   -----------
Robert Upton.

          (d) Frankino shall deliver to the Company on the date hereof a letter in the form of Exhibit IV hereto.
               ----------

     12. Except as set forth below, the rights of any Frankino Party to indemnification by the Company, including advancement of fees, costs and/or expenses or other damages, under the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, applicable law or otherwise shall be unaffected by the provisions of this Agreement, and the following provisions shall not abrogate any rights of any of the Frankino Parties or any of the persons referenced in Paragraph 11(c) hereof under directors and officers insurance policies issued to the Company. The parties to this Agreement hereby acknowledge and agree that any rights to indemnification by the Company to which any of the Frankino Parties is or would be entitled pursuant to the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, applicable law or otherwise shall be limited as follows: (i) none of the Frankino Parties shall be entitled to, and each of them hereby waives and forever forgives any rights to, any such indemnification for fees, costs and/or expenses or other damages incurred by any such person or entity on or prior to the date of this Agreement in connection with the Actions or any other action or proceeding arising from or based upon the same facts and circumstances that form the basis of the Actions; provided, that the Company shall not be entitled to,
                          --------
and hereby waives and forever forgives any rights to, reimbursement from any of the Frankino Parties for amounts previously paid by the Company to any of the Frankino Parties or their counsel; and (ii) none of the Frankino Parties shall be entitled to, and each of them hereby waives and forever forgives any rights to, advancement of, or reimbursement for, fees, costs and/or expenses or other damages incurred by any such person or entity after the date of this Agreement in connection with any threatened or pending action, suit or proceeding (whether civil, criminal, administrative or investigative) known to the Company and/or such individual or entity as of the date hereof (a "Known Proceeding"), except as follows: At the conclusion or termination of each such known proceeding, the Company shall indemnify the Frankino Parties in accordance with, and as permitted by, the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, and applicable law, to the extent of Fifty Percent (50%) of the aggregate amount of fees, costs, and/or expenses or other damages which each such individual or entity incurs in connection with each such Known Proceeding.

     13. The Frankino Parties shall cooperate with the Company as fully as reasonably possible in connection with the prosecution or defense of any claim by the Company against any person not a party to this Agreement or against the Company by any person not a party to this Agreement. The Company shall, and shall cause each of its directors, officers, employees, advisors, consultants, affiliates and subsidiaries, to cooperate with the Frankino Parties, and each of them, as fully as reasonably possible in connection with the defense of any claim or known proceeding related in any way to Frankino's relationship with the Company.

     14. By entering into this Agreement, neither the Frankino Parties nor the Company intends to make, nor shall they be deemed to have made, any admission of any kind.

     15. Unless specifically provided herein, this Agreement is not intended to create, and shall not create, any rights in any person or entity that is not a party to this Agreement.

     16. This Agreement has been prepared, and negotiations in connection with it have been carried on, by the efforts of each of the parties hereto, and this Agreement is to be construed fairly and in accordance with its plain meaning, and not strictly against any particular party, and no party hereto shall be deemed to be the draftsperson hereof.

     17. This Agreement constitutes the entire understanding of the parties concerning its subject matter and may not be modified, altered, or discharged except by a writing signed by all of the parties. No representations or promises except those set forth herein have been made to induce any party to enter into this Agreement.

     18. This Agreement shall be binding on each of the parties hereto and on their respective successors and assigns.

     19. The representations and warranties set forth in Paragraphs 5 and 6 hereof shall survive indefinitely following the execution of this Agreement and the consummation of the transactions contemplated hereby.

     20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. Each party hereto agrees that any claim relating to this Agreement shall be brought solely in the Court of Chancery of the State of Delaware in and for New Castle County, unless the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, in which case any such claim shall be brought in the Superior Court of the State of Delaware in and for New Castle County, and each party hereto consents to the jurisdiction of such Court for purposes hereof.

     21. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Release on the date(s) set forth below.

Date:
     ------------------             ----------------------------------
                                    SAMUEL J. FRANKINO


                                    SAMUEL J. FRANKINO AND CONNIE M. FRANKINO
                                    CHARITABLE FOUNDATION


Date:                               By:
     ------------------                -------------------------------
                                    Its:
                                        ------------------------------

                                    CORRINE L. DODERO TRUST FOR THE ARTS AND
                                    SCIENCES


Date:                               By:
     ------------------                -------------------------------
                                    Its:
                                        ------------------------------

                                    FRANKINO AND FRANKINO
                                    INVESTMENT COMPANY

Date:                               By:
     ------------------                -------------------------------
                                    Its:
                                        ------------------------------

                                    NATIONAL AUTO CREDIT, INC.

Date:                               By:
     ------------------                -------------------------------
                                    Its:
                                        ------------------------------

                                   EXHIBIT I
                                   ---------


              OWNERSHIP OF NATIONAL AUTO CREDIT, INC. COMMON STOCK BY AFFILIATES AND ASSOCIATES OF THE FRANKINO PARTIES
              ----------------------------------------------------

             Affiliate/Associate                                Shares Owned
             -------------------                                ------------
William Maund.............................................         4,000

Lorraine Dodero...........................................           279

William Dodero and Lorraine Dodero, as joint
   tenants with rights of survivorship....................        88,619

Lorraine Dodero, as trustee of a grantor trust for the
   benefit of her daughter, Corrine Dodero                        27,450

    Total.................................................       120,348
                                                                 =======

                                   EXHIBIT II
                                   ----------

                         RELEASE OF CLAIMS AND WAIVER/1/
                         ----------------------------

     This Release of Claims and Waiver (this "Release and Waiver") is executed as of the 30th day of November, 2000 by [[_____], an individual resident of the State of [_____]/2/ [[_____], a [_____] corporation]/3/ (the "Releasing Party").

     In consideration of the covenants and agreements set forth in the Settlement Agreement and Release (Including Agreement for Sale of Shares), dated as of the date hereof (the "Settlement Agreement"), by and among Samuel J. Frankino, individually and as trustee and president of the Foundation (as defined below), trustee of the Trust (as defined below) and managing partner of the Partnership (as defined below) ("Frankino"), the Samuel J. Frankino and Connie M. Frankino Charitable Foundation (the "Foundation"), the Corrine L. Dodero Trust for the Arts and Sciences (the "Trust") and Frankino and Frankino Investment Company, a Nevada general partnership (the "Partnership" and, collectively with Frankino in all capacities listed above, the Foundation and the Trust, the "Frankino Parties"), on the one hand, and National Auto Credit, Inc., a Delaware corporation, on the other hand, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasing Party, for itself and its [affiliated entities, successors-in-interest, representatives, agents and assigns,]/4/ [heirs, administrators, executors, representatives, beneficiaries and assigns,]/5/ hereby releases and discharges each of the Frankino Parties, Lorraine Dodero, William Dodero, William Maund and Robert Upton, together with their respective heirs, administrators, executors, representatives, beneficiaries, attorneys and assigns (collectively, the "Frankino Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that the Releasing Party has against the members of the Frankino Group, including, without limiting the generality of the foregoing, those related in any way to the cases pending before the Court of Chancery of the State of Delaware captioned National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984 (such cases being collectively referred to herein as the

--------------
/1/ To be executed by David L. Huber, Donald Jasensky, James J. McNamara, Phillip A. Sauder, Henry Y.L. Toh, Peter Zackaroff, John A. Gleason, William S. Marshall, National Cinemas, Inc., Reading, FA and Slusser.

/2/   To be inserted if Releasing Party is an individual.

/3/   To be inserted if Releasing Party is a corporation.

/4/   To be inserted if Releasing Party is a corporation.

/5/   To be inserted if Releasing Party is an individual.

"Actions"); provided, that nothing contained herein shall release any member of the Frankino Group from any of its obligations under the Settlement Agreement or the Exhibits thereto. The Releasing Party covenants and agrees not to sue any of the Frankino Parties with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.

     So that the transactions contemplated by the Settlement Agreement may proceed, the Releasing Party hereby waives, as permitted by paragraph 4 thereof, the restrictions imposed by the Order Maintaining Status Quo, dated as of April 13, 2000, entered in connection with the Actions.

     This Release and Waiver shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. The Releasing Party hereby agrees that any claim relating to this Release and Waiver shall be brought solely in the Court of Chancery of the State of Delaware in and for New Castle County, unless the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, in which case any such claim shall be brought in the Superior Court of the State of Delaware in and for New Castle County, and the Releasing Party hereby consents to the jurisdiction of such Court for purposes hereof.

     IN WITNESS WHEREOF, the undersigned Releasing Party has executed this Release and Waiver as of the date first above written.

                               RELEASING PARTY

                               By:
                                  -------------------------
                                  Name:
                                  Title:

                                  EXHIBIT III

                         RELEASE OF CLAIMS, RESIGNATION
                           AND STANDSTILL AGREEMENT/1/
                           ------------------------

     This Release of Claims, Resignation and Standstill Agreement (this "Release") is executed as of the 30th day of November, 2000 by [_____], an individual resident of the State of [_____] (the "Releasing Party").

     In consideration of the covenants and agreements set forth in the Settlement Agreement and Release (Including Agreement for Sale of Shares), dated as of the date hereof (the "Settlement Agreement"), by and among Samuel J. Frankino, individually and as trustee and president of the Foundation (as defined below), trustee of the Trust (as defined below) and managing partner of the Partnership (as defined below) ("Frankino"), the Samuel J. Frankino and Connie M. Frankino Charitable Foundation (the "Foundation"), the Corrine L. Dodero Trust for the Arts and Sciences (the "Trust") and Frankino and Frankino Investment Company, a Nevada general partnership (the "Partnership" and, collectively with Frankino in all capacities listed above, the Foundation and the Trust, the "Frankino Parties"), on the one hand, and National Auto Credit, Inc., a Delaware corporation (the "Company"), on the other hand, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasing Party, for itself, its heirs, administrators, executors, representatives, beneficiaries and assigns, hereby releases and discharges each of the Company, Reading Entertainment, Inc., a Nevada corporation ("Reading"), FA, Inc., a Nevada corporation and a wholly owned subsidiary of Reading ("FA"), Slusser Associates, Inc., a Delaware corporation ("Slusser"), David L. Huber, Donald Jasensky, James J. McNamara, Phillip A. Sauder, Henry Y.L. Toh, Peter Zackaroff, John A. Gleason and William S. Marshall, and each of their respective past, present and future officers, directors, stockholders, parent and/or subsidiary companies, affiliated entities, successors-in-interest, representatives, agents, employees, attorneys and assigns, and the heirs, administrators, executors, representatives, attorneys and assigns of any individual included within the foregoing (collectively, the "NAC Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that the Releasing Party has against the members of the NAC Group, including, without limiting the generality of the foregoing, those related in any way to the cases pending before the Court of Chancery of the State of Delaware captioned National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984 (such cases being collectively referred to herein as the "Actions"); provided, that nothing contained herein shall be deemed to release any member of the NAC Group from any of its obligations under the Settlement Agreement or the Exhibits thereto. The Releasing Party hereby covenants and agrees not to sue any member of the NAC Group with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.
______________________
/1/ To be executed by Lorraine Dodero, William Dodero, William Maund and Robert Upton.

     The Releasing Party hereby resigns, effective as of the date hereof, from any and all positions with the Company, including any position as a director, executive officer and/or employee of the Company.

     The Releasing Party agrees that from and after the date hereof, the Releasing Party will not, nor will it permit its affiliates or cause or assist in any way its associates or other representatives to, directly or indirectly, alone or in concert or in conjunction with any other "Person" or "Group" (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (a) in any manner acquire, agree to acquire or to make any proposal (or request permission to make any proposal) to acquire, directly or indirectly, any beneficial interest in any securities of, equity interest in or any property or assets (other than property or assets transferred in the ordinary course of the Company's business) of the Company or any of its subsidiaries, (b) except with the prior written consent of the Company, propose to the Company or any of its stockholders to enter into any merger or business combination involving the Company or any of its subsidiaries or to purchase a material portion of the assets of the Company or any of its subsidiaries, (c) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (d) form, join or in any way participate in a Group with respect to any voting securities of the Company or any of its subsidiaries, (e) seek, alone or in concert with others, to control, change or influence the management, Board of Directors or policies of the Company or its affiliates or propose any matter to be voted upon by the stockholders of the Company, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, (g) assist, advise or encourage any other Person in doing any of the foregoing, or (h) make any request or proposal to amend, waive or terminate any provisions of this Release.

     This Release shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. The Releasing Party hereby agrees that any claim relating to this Release shall be brought solely in the Court of Chancery of the State of Delaware in and for New Castle County, unless the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, in which case any such claim shall be brought in the Superior Court of the State of Delaware in and for New Castle County, and the Releasing Party hereby consents to the jurisdiction of such Court for purposes hereof.

     IN WITNESS WHEREOF, the undersigned Releasing Party has executed this Release of Claims, Resignation and Standstill Agreement as of the date first above written.

                         RELEASING PARTY


                         By:
                            -----------------------------
                         Name:
                              ---------------------------
                              Title:
                                    ---------------------

                                   EXHIBIT IV
                                   ----------


TO THE BOARD OF DIRECTORS, NATIONAL AUTO CREDIT, INC.:

     I, Samuel J. Frankino, hereby resign from all positions with National Auto Credit, Inc., including my directorship, effective immediately.



Dated:
      -----------------                     -------------------------
                                            Samuel J. Frankino

                                  ATTACHMENT B

                           NATIONAL AUTO CREDIT, INC.
                COMMON STOCK OUTSTANDING AS OF NOVEMBER 3, 2000

NATIONAL AUTO CREDIT, INC.
COMMON STOCK OUTSTANDING
AS OF 11/03/00

                                                                    Company       Treasury Shares       Shares of
                                                                    Common           of Company          Company
                                                                     Stock            Common           Common Stock
                                                                     Issued           Stock            Outstanding
                                                                    --------       --------------      ------------
      Number of shares at 11/03/00                                   36,710,907      (1,957,945)            34,752,962

      Purchase of shares of Company Common Stock
      held by the Frankino Parties and certain
      related parties:                                               15,921,865      (15,921,865)         (15,921,865)

      Purchase of shares of Company Common Stock
      held by Citadel and FA, Inc.:
          Total shares of Company Common Stock held
          by Citadel and FA, Inc.                                    10,055,000
          Shares of Company Common Stock
          purchased by NAC                                           (5,277,879)      (5,277,879)          (5,277,879)
                                                                     -----------
          Remaining shares of Company Common Stock
          held by Citadel and FA, Inc.                                4,777,121
                                                                     ----------
                                                                     ------------------------------------------------
      Total shares outstanding                                       36,710,907      (23,100,876)          13,610,031
                                                                     ------------------------------------------------

      Shares of Company Common Stock subject to
      issuance upon exercise of options
      outstanding:
           1993 Equity Plan                                             855,000                               855,000

           1983 Stock Option Plan                                         4,400                                 4,400

      Total shares of Company Common Stock                           ------------------------------------------------
      outstanding on a fully diluted basis                           37,570,307      (22,922,023)          14,648,284
                                                                     ================================================
      Ownership of Citadel and FA on shares outstanding                                                          35.1%
      Ownership of Citadel and FA on a fully diluted basis                                                       33.0%

                                  ATTACHMENT C

                          POST-CLOSING COMPOSITION OF
                           NATIONAL AUTO CREDIT, INC.
                               BOARD OF DIRECTORS


POST-CLOSING COMPOSITION OF NATIONAL AUTO CREDIT, INC. BOARD OF DIRECTORS:


NAME                  TERM EXPIRES AT ANNUAL MEETING
----                  ------------------------------
James J. McNamara        Through        2000
Phillip A. Sauder        Through        2000
Peter Zackaroff          Through        1999/1/
Donald Jasensky          Through        2001
Henry Y. L. Toh          Through        2001
John A. Gleason          Through        2000
William S. Marshall      Through        2001
Scott Braly              Through        2002
James J. Cotter          Through        2002
David L. Huber           Through        1999/1/

-----------------
/1/ Peter Zackaroff and David L. Huber stand for re-election at the next Annual Meeting of National Auto Credit, Inc.'s shareholders with their terms to expire in 2002.

                                  ATTACHMENT D

                        AMENDED AND RESTATED BY-LAWS OF
                           NATIONAL AUTO CREDIT, INC.

           AMENDED AND RESTATED BY-LAWS OF NATIONAL AUTO CREDIT, INC.

              Incorporated Under the Laws of the State of Delaware

                                   ARTICLE I.
                                    OFFICES

          Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.
                           FISCAL YEAR - STOCKHOLDERS

          Section 1. Fiscal Year. The first fiscal year of the corporation shall end January 31,1996 and thereafter commence on the first day of February each year and end on the last day of January unless changed from time to time by action of the board of directors.

          Section 2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business shall be held at such date and time during the first eight months of each calendar year as shall be determined by the board of directors. If no earlier date is determined by the board of directors, the annual meeting shall be held on the fourth Tuesday in August of each year, if not a legal holiday under the laws of the State where such meeting is to be held and if a legal holiday under the laws of such State, then on the next succeeding business day not a legal holiday under the laws of such State.

          Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called at any time by the chairman of the board, or the president, or any vice president, or secretary, and shall be called by the president or secretary at the request in writing of a majority of the directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

          Section 4. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting.

          Section 5. Notice of Meetings and Adjourned Meetings. Written notice of the annual meeting or a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting.

     Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 6. Stockholders' List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 7. Quorum and Adjournments. At such meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

          Section 8. Voting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 9. Proxies. At each meeting of the stockholders, each stockholder shall, unless otherwise provided by the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of stock held which has voting power upon the matter in question, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

          Section 10.  Procedures For Action By Written Consent.

     10.1 Request for Record Date. (a) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board or as otherwise established under this
Section 10.1 Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth 1. Section 10.1(b). Following receipt of the notice, the board shall have five (5) business days to determine the validity of the request. Following the determination of the validity of the requested, the board may fix a record date for such purpose which shall be no more then five (5) business days after the date upon which the resolution fixing the record date is adopted by the board and shall not precede the date such resolution is adopted. If the board fails within ten (10) business days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 10.3 below unless prior action by the board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.

     (b) Any stockholder's notice required by this Section 10.1 shall describe the action that the stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the Corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder. To the extent the proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for the election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition to the foregoing, the notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons regarding the proposed action by consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and
(v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

     10.2 Form of Consent. Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 10 as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 10.2, Consents signed by a sufficient number of stockholder to take such action are so delivered to the Corporation.

     10.3 Delivery of Consent. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery shall be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the board, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 10.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 10.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

     10.4 Effectiveness of Consent. No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with Section 10.3represent at least the minimum number of votes that would be necessary to take the corporate action.

     10.5 Challenge to Validity of Consent. Nothing contained in this Section 10 shall in any way be construed to suggest or imply that the board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certificate by the Secretary or the Inspectors, as applicable, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                  ARTICLE III.
                               BOARD OF DIRECTORS

     Section 1. Number of Directors. The number of directors constituting the whole board shall be thirteen (13), and no vacancy shall be deemed to exist in the board unless the number of directors in office falls below that number. No decrease in the number of directors shall shorten the term of any incumbent director. Directors may, but need not, be stockholders.

     Section 2. Election of Directors. The directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. Directors shall hold office for a term of three years and shall be divided into three classes so that approximately one-third of the board shall stand for election at each annual meeting of stockholders. At the annual meeting of stockholders in 1996, and at each annual meeting thereafter, approximately one-third of the membership of the board shall be elected for three year terms. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected. Nominations for the election of directors may be made by the board of directors. Nominations for election of directors may also be made by any stockholder entitled to vote for the election of directors, by notice in writing, delivered or mailed, postage prepaid, to the secretary of the corporation not less than fourteen nor more than fifty days prior to any meeting of the stockholders called for the election of directors. Each such notice shall set forth the name, age, business address, residence address and principal occupation or employment of each nominee proposed in such notice, and the number of shares of stock of the corporation which are beneficially owned by such nominee. The chairman of the meeting at which directors are to be elected may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if the chairman should so determine, the defective nomination shall be disregarded.

     Section 3. Vacancies. A resignation from the board of directors shall be deemed to take effect immediately or at such other time as the director may specify. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, although less than a quorum, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, at any meeting of the board. A director elected to fill a vacancy shall be elected to hold office until the expiration of the term of the class to which he or she has been elected and until a successor shall be duly elected or qualified or until his or her earlier death, resignation or removal.

     Section 4. Annual Meeting. After each annual election of directors, on the same day the board of directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where the annual meeting of the stockholders for the election of directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors.

     Section 5. Regular Meetings. Regular meetings of the board of directors may be held at such places (within or without the State of Delaware) and at such times as the board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

     Section 6. Special Meetings. Special meetings of the board of directors shall be held whenever called by the president, or by any vice president, or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to such director by telegraph, cable or wireless so addressed, or shall be delivered personally or by telephone, at least 24 hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of Delaware) of the meeting but need not state the purposes thereof, except as otherwise provided by statute or by these By-Laws. Notice of any meeting of the board need not be given to any director who shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given, if all of the directors then in office shall be present thereat.

     Section 7. Quorum. Except as otherwise provided by statute or by these By-Laws, a majority of the total number of directors (or the closest whole number thereto) shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the director or directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

     Section 8. Telephone Communications. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

     Section 9. Action of Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the board or such committee.

     Section 10. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular and special meeting of the board or of any committee thereof. Nothing herein contained shall be construed so as to preclude any director from serving the corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefore.

     Section 11. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 12. Indemnification. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, in any circumstances, and to the full extent, permitted by Section 145 of the Delaware Corporation Law, any amendment thereto, or any law of similar import.

                                  ARTICLE IV.
                                    NOTICES

     Section 1. Notices. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director or stockholder, at such director or stockholder's address as it appears on the records of the corporation or at his or her residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegraph, cable or wireless, and such notice shall be deemed to be given when the same shall be filed, or in person or by telephone, and such notice shall be deemed to be given when the same shall be delivered.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V.
                                    OFFICERS

     Section 1. Officers. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, and a treasurer. Any two or more offices may be held by the same person.

     Section 2. Election of Officers. The officers shall be elected by the board of directors and each shall hold office at the pleasure of the board of directors until a successor shall have been duly elected and qualified, or until such officer's death, or until such officer resigns or has been removed in the manner hereinafter provided.

     Section 3. Other Officers. In addition to the officers named in Section 1 of this Article, the corporation may have such other officers and agents as may be deemed necessary by the board of directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the board of directors.


     Section 4. Resignation. Any officer may resign at any time by giving written notice of resignation to the board of directors, to the president or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Removal. Any officer may be removed, either with or without cause, by action of the directors.

     Section 6. Vacancy. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the board of directors.

     Section 7. Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of stockholders and of the board of directors, shall have general control and management of the business affairs and policies of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts, and other instruments of the corporation. During the absence or disability of the president, the chairman of the board shall exercise all the powers and discharge all of the duties of the president. The chairman shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon the chairman by the board of directors.

     Section 8. President. The president of the corporation shall be the chief operating officer of the corporation. During the absence or disability of the chairman of the board, the president shall exercise all of the powers and discharge all of the duties of the chairman of the board. The president shall possess power to sign all certificates, contracts and other instruments of the corporation. The president shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the board of directors. The president shall perform all such other duties as are incident to the office of president or are properly required by the board of directors.

     Section 9. Vice President. In the event of the absence or disability of the chairman of the board and the president, the vice president, or, in case there shall be more than one vice president, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Except where by law the signature of the president is required, each of the vice presidents shall possess the same power as the president to sign all certificates, contracts, obligations and other instruments of the corporation. Any vice president shall perform such other duties and may exercise such other powers as from time to time may be assigned by these By-Laws or by the board of directors or by the president.

     Section 10. Secretary. The secretary shall, if present, act as secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the board of directors and of any committee of the board of directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned by the president or the board of directors; and, in general, shall perform all duties incident to the office of secretary.

     Section 11. Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the duties of the treasurer, in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the corporation and shall have the care and custody of all funds and securities of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions performed as treasurer and shall perform such other duties as may be assigned by the chairman of the board or the board of directors; and, in general, shall perform all duties incident to the office of treasurer.

     Section 12. Controller. The controller, if such office is created by the board, shall be the chief financial officer of the corporation. The controller shall keep or cause to be kept all books of account and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The controller shall prepare or cause to be prepared appropriate financial statements for the corporation and shall perform such other duties as may be assigned by the chairman of the board or the board of directors; and, in general, shall perform all duties incident to the office of controller.

     Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors or by the chairman of the board. Any such decision by the chairman of the board shall be final unless expressly overruled or modified by action of the board of directors, in which event such action of the board of directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving a proper compensation therefore.

                                  ARTICLE VI.
                         LOANS, CHECKS, DEPOSITS, ETC.

     Section 1. General. All checks, drafts, bill of exchange or other orders for the payment of money, issued in the name of the corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the board of directors, which designation may be general or confined to specific instances.

     Section 2. Loans and Evidences of Indebtedness. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the board of directors. Such authorization may be general or confined to specific instances. Loans so authorized by the board of directors may be effected at any time for the corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation issued for such loans shall be made, executed and delivered as the board of directors shall authorize. When so authorized by the board of directors any part of or all the properties, including contract rights, assets, business or good will of the corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, and of the interest thereon, by instruments executed and delivered in the name of the corporation.

     Section 3. Banking. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may authorize. The board of directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the board of directors.

     Section 4. Securities Held By The Corporation. Unless otherwise provided by resolution adopted by the board of directors, the chairman of the board, the president or any vice president may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the chairman of the board, the president, or any vice president may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and the chairman of the board, the president, or any vice president may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as the chairman of the board, the president, or any vice-president may deem necessary in order that the corporation may exercise such powers and rights.


                                  ARTICLE VII.
                           SHARES AND THEIR TRANSFER

     Section 1. Share Certificates. Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the corporation owned by him, signed by, or in the name of the corporation by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation (except that when any such certificate is countersigned by a transfer agent other than the corporation or its employee of by a registrar other than the corporation or its employee the signatures of any such officers may be facsimiles). If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except in the case of restrictions on transfers of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Lost. Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to such meeting or to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 5. Protection of Corporation. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VIII.
                                 CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE IX.
                                 MISCELLANEOUS

Except as otherwise provided herein, these By-Laws may be altered, added to, amended or repealed as follows: (a) at any meeting of the stockholders by affirmative vote of 80% of the outstanding shares of each class of stock outstanding and entitled to vote thereat, provided notice of the proposed alteration, addition, amendment or repeal shall have been given in the notice of such meeting; or (b) by the board of directors, except with respect to any provision of which By-Laws, the Certificate of Incorporation or By-Laws requires action by the stockholders. Any By-Law adopted by the board of directors may be amended or repealed by the stockholders, as provided in this Section. Dated as of: April 05, 2000

                                  ATTACHMENT E


                              AFFILIATE AGREEMENTS



None

                                   Schedule 1
                                   ----------

Information with respect to the Executive Officers and Directors of FA, Inc. is
-------------------------------------------------------------------------------
as follows:
-----------

FA, Inc. ("FA") is a wholly owned subsidiary of Reading Entertainment, Inc., ("REI" and collectively with its consolidated subscribers "Reading") and is engaged principally in the business of owning its membership interest in the Angelika Film Center and in the equipment leasing business. FA's business address is 550 South Hope Street, Suite 1825, Los Angeles, California 90071. Set forth below is certain information with respect to the Executive Officers and Directors of FA. Inc.

S. Craig Tompkins: Vice Chairman. Business Address: c/o Craig Corporation, 550 South Hope Street, Suite 1825, Los Angeles, CA 90071. Principal business: Mr. Tompkins is the Vice Chairman and Corporate Secretary of REI and of various of its subsidiaries, a Director and President of Craig Corporation ("CC"), and Vice Chairman and Corporate Secretary of Citadel Holding Corporation ("CHC"). Mr. Tompkins is also a director of G&L Realty, Inc. (an NYSE listed REIT specializing in health care properties). Reading, Craig and Citadel are discussed below.

Robert F. Smerling:  President.  Business Address:  c/o Reading Entertainment,
     Inc. 950 Third Avenue, 30th Floor, New York, New York 10022 Principal business: Mr. Smerling a Director and the President of Reading Entertainment, Inc., and of various of its subsidiaries. Reading is discussed below.

Andrzej J. Matyczynski: Chief Financial Officer/Treasurer Business address: c/o
     Craig Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California, 90071. Principal business: Executive. Mr. Matyczynski is the Chief Financial Officer of CHC and CC and the Chief Financial and Administrative Officer of REI. Prior to joining the Company, Mr. Matyczynski was the Finance Director of Beckman Coulter, Inc. Mr. Matyczynski was associated with Beckman Coulter and its predecessors for more than the past twenty years and also served as a director of certain Beckman Coulter subsidiaries. REI and CC are discussed herein.

Ellen M. Cotter: Vice President--Business Affairs of REI .  Business address;
     950 Third Avenue, 30th Floor, New York, NY 10022; principal business activity: Executive.

Anabel Cesena Robles:  Corporate Secretary of FA, Inc..  Business address:  c/o
     Craig Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California 90071. Ms. Robles serves as Corporate Secretary to CC, and Assistant Corporate Secretary to CHC and REI.

Barbara Cho: Assistant Treasurer and Assistant Secretary:  c/o Craig
     Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California 90071. Ms. Cho serves as Corporate Controller of CC.

Set forth below is certain information with respect to the Executive Officers
-----------------------------------------------------------------------------
and Directors of Citadel, other than those individuals already discussed above.
-------------------------------------------------------------------------------

Citadel Holding Corporation ("CHC" and collectively with its consolidated subsidiaries "Citadel") is principally in the business of owning and managing its commercial real estate and agricultural assets. CHC's business address is 550 S. Hope Street, Los Angeles, California 90071.

James J. Cotter: Chief Executive Officer and Chairman of the Board. Business address: c/o Citadel Holding Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California 90071. Principal business: Consultant. Mr. Cotter is the Chairman of the Board of Directors of CHC, CC, and REI and of various of their subsidiaries, and a director of The Decurion Corporation (real estate and cinema exhibition). Craig and Reading are discussed below.

Scott A. Braly was appointed the Chief Executive Officer of REI, CC and CHC, effective October 16, 2000. Mr. Braly's address is c/o Craig Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California 90071. Prior to his appointment, Mr. Braly served as, and continues to serve as a Director of Reading Entertainment, Inc.

Robert M. Loeffler: Director.  Business address: c/o Citadel Holding
     Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California, 90071; Principle business: Director Mr. Loeffler is also a director of CC and REI. Mr. Loeffler has been a director of PaineWebber Group, Inc. since 1978. Mr. Loeffler is a retired attorney and was Of Counsel to the California law firm of Wyman Bautzer Kuchel & Silbert from 1987 to March 1991. He was Chairman of the Board, President and Chief Executive Officer of Northview Corporation from January to December 1987 and a partner in the law firm of Jones, Day, Reavis & Pogue until December 1986. Mr. Loeffler is also a director of Advanced Machine Vision Corp. Craig and Reading are discussed below.

Brett Marsh: Vice President of Real Estate of CHC  Business address:  c/o
     Citadel Holding Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California 90071. Principal business: Executive. Mr. Marsh is also Vice President of Real Estate for Reading. Reading is discussed below.

William C. Soady: Director  Business address:  c/o Citadel Holding Corporation,
     550 S. Hope Street, Suite 1825, Los Angeles, California, 90071. Principle business: Director. Mr. Soady is self-employed.

Alfred Villasenor Jr.: Director.  Business address, c/o Citadel Holding
     Corporation, 550 S. Hope Street, Suite 1825, Los Angeles, California 90071; principal business activity: Executive. Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation specialized in the life, business life and group health insurance business, which has offices at 2214 Torrance Boulevard, Suite 201, Torrance, CA 90501.

Set forth below is certain information with respect to the Executive Officers
-----------------------------------------------------------------------------
and Directors of Craig, other than those individuals already discussed above.
-----------------------------------------------------------------------------

Craig Corporation ("CC" and collectively with its wholly owned subsidiaries "Craig") is principally in the business of acquiring and holding controlling interests in other publicly held companies, and providing management and consulting services to such companies. At the present time, Craig's principal holdings are equity securities in Reading Entertainment, Inc. and Citadel Holding Corporation. Craig's business address is 550 S. Hope Street, Los Angeles, California 90071

Margaret Cotter: Director.  Business address:  c/o Craig Corporation, 550 S.
     Hope Street, Suite 1825, Los Angeles, California 90071. Principal business: Executive. Ms. Cotter is a member of the New York Bar, and the Vice President of Cecelia Packing Corporation, a company which is engaged in the citrus packing and marketing business in California, with offices at 24780 East South Avenue, Orange Cove, California 93646, and a Director of Big 4 Ranch, Inc., an affiliate of Craig and Reading. Ms. Margaret Cotter is also the Senior Vice President of Union Square Management, Inc. (live theater management).

William D. Gould: Director. Business address:  c/o Craig Corporation, 550 S.
     Hope Street, Suite 1825, Los Angeles, California 90071; principal business:
     Attorney with the law firm of Troy & Gould.

Gerard P. Laheney: Director. Business address:  c/o Craig Corporation, 550 S.
     Hope Street, Suite 1825, Los Angeles, California 90071; Principal business:
     Executive and financial advisor. Mr. Laheney owns and operates Aegis Investment Management Company, a financial advisory business located at 3325 Clubheights, Colorado Springs, CO 80906.

Set forth below is certain information with respect to the Executive Officers an Directors of Reading, other than those individuals already discussed above.

Reading Entertainment, Inc., ("REI" and collectively with its consolidated subsidiaries, "Reading") is principally in the business of developing, owning and operating cinemas in Australia, New Zealand, the United States and Puerto Rico and of developing, owning and operating cinema based entertainment centers in Australia and New Zealand


Kenneth S. McCormick: Director.  Business Address:  c/o One Penn Square West, 30
     S. Fifteenth Street, Suite 1300 Philadelphia, Pennsylvania 19102. Business activity: Director and Investor and Financial Consultant. Mr. McCormick is self-employed.


To the best knowledge of the Filing Parties, none of the above individuals have, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Likewise, to the best knowledge of the Filing Parties, none of the above individuals was, during the last five years, a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. To the best knowledge of the Filing Parties, all of the above individuals are citizens of the United Sates of America.